EXHIBIT 23.4

PKF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of VivoPower International Plc on Form F-4 of our report dated 22 July, 2016, with respect to our audit of the financial statements of VivoPower Pty Limited as of 31 March 2016 and 2015, and for the periods then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ PKF	/s/ Clayton Hickey

PKF	CLAYTON HICKEY
Chartered Accountants	Partner
Newcastle, NSW

Dated: 30 September 2016